 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2013

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)
In a press release dated December 2, 2013, Bank of Marin Bancorp announced that Kevin Kennedy was appointed as a member of the Board of Directors of Bank of Marin Bancorp and its sole wholly-owned subsidiary, Bank of Marin, effective upon the closing of the NorCal Community Bancorp acquisition. Mr. Kennedy, 46, was previously a director of NorCal Community Bancorp and Bank of Alameda, and is currently serving his fourth term as Alameda City Treasurer.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and incorporated by herein by reference.

Item 8.01     Other Events

On December 2, 2013, Bank of Marin Bancorp also announced that it completed the acquisition of NorCal Community Bancorp, parent company of Bank of Alameda at close of business on November 29, 2013. Immediately following the completion of the acquisition of NorCal Community Bancorp, Bank of Alameda merged with and into Bank of Marin. A copy of the press release announcement is attached as Exhibit 99.1 to this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release, dated as of December 2, 2013, of the Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 2, 2013	BANK OF MARIN BANCORP
		By:	/s/ Tani Girton
Tani Girton
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 2, 2013